EXHIBIT 23


                                Consent of Expert


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Board of Directors
East Texas Financial Services, Inc.
1200 S. Beckham
Tyler, Texas 75701


Members of the Board:

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of East Texas Financial Services, Inc. (the "Company") of our report on the financial statements included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1999, filed pursuant to the Securities Exchange Act of 1934, as amended.



                                                     /s/ Bryant & Welborn L.L.P.
                                                     ---------------------------
                                                         Bryant & Welborn L.L.P.




Tyler, Texas
December 29, 1999